EX 23
Form 11-K for 2002
File No. 1-8610

                                                    Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-99359) pertaining to The
Southern New England Telephone Company Tax Reduction Act Stock Ownership Plan of our report dated June 16, 2003, with respect to the financial statements and supplemental schedules of The Southern New England Telephone Company Tax Reduction
Act Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

                                                                       /s/ ERNST & YOUNG LLP

San Antonio, Texas
June 16, 2003